Exhibit 10.61

                              ASSET SALE AGREEMENT

                          Dated as of November 22, 1996


                                  by and among

                             ROCKWELL COLLINS, INC.

                                       and

                      AMERICAN MOBILE SATELLITE CORPORATION

                                       and

                           AMSC SUBSIDIARY CORPORATION

                                TABLE OF CONTENTS


Section                                                                    Page

1.       Assets to Be Acquired..............................................  2

2.       Liabilities to Be Assumed.......................................... 12

3.       Closing Consideration.............................................. 15

4.       Closing............................................................ 15

5.       Representations and Warranties of Seller........................... 16
         (a)      Corporate Organization.................................... 16
         (b)      Corporate Authorization................................... 16
         (c)      No Violation or Conflict.................................. 17
         (d)      Consents, Approvals or Authorizations..................... 18
         (e)      Title..................................................... 19
         (f)      Contracts................................................. 19
         (g)      Compliance with Laws...................................... 20
         (h)      Permits................................................... 24
         (i)      Litigation................................................ 25
         (j)      Intellectual Property..................................... 25
         (k)      Conduct of Business Since October 1, 1996................. 26
         (l)      Employees................................................. 26
         (m)      Employee Benefit Plans.................................... 26
         (n)      Sufficiency of Assets..................................... 26
         (o)      Absence of Changes........................................ 27
         (p)      Statement of Assets and Liabilities and Related
                  Matters................................................... 27

6.       Representations and Warranties of Buyer and Parent................. 29
         (a)      Corporate Organization.................................... 29
         (b)      Corporate Authorization................................... 29
         (c)      No Violation or Conflict.................................. 30
         (d)      Consents, Approvals or Authorizations..................... 31
         (e)      Litigation................................................ 31
         (f)      Information............................................... 32
         (g)      Losses.................................................... 32

7.       Investigation by Buyer; Confidentiality............................ 32

8.       Covenants.......................................................... 33
         (a)      Conduct of Business Prior to the Closing Date............. 33
         (b)      Transfer Taxes............................................ 34
         (c)      Further Assurances........................................ 34
         (d)      Post-Closing Access; Preservation of Records.............. 35
         (e)      Reasonable Best Efforts................................... 38
         (f)      Allocation of Consideration............................... 38
         (g)      Interim Use of Seller's Trademark,
                  Trade Name and Corporate Symbol........................... 39

         (h)      Performance by Buyer of Obligations
                  under Contracts........................................... 41
         (i)      Insurance................................................. 42
         (j)      Cash Management........................................... 43
         (k)      Consents.................................................. 44
         (l)      Inventory................................................. 45
         (m)      Discounted Satellite Usage Fees........................... 48
         (n)      On-Board Computing........................................ 48
         (o)      [SECTION INTENTIONALLY LEFT BLANK]........................ 49
         (p)      Upgrade and Warranty Obligations.......................... 49
         (q)      Non-Compete............................................... 51
         (r)      Intercompany and Intracompany Accounts.................... 53
         (s)      Right of Payment Offset................................... 53
         (t)      Non-Solicitation.......................................... 53
         (u)      Audited Financial Statements.............................. 54
         (v)      Novation of Customer Contracts............................ 55
         (w)      Grant of Intellectual Property License to Seller.......... 55
         (x)      Sharing of Service Fees................................... 56

9.       Employment Arrangements, Benefits and Pension Plans................ 57
         (a)      Employment................................................ 57
         (b)      Severance Benefits........................................ 58
         (c)      Employee Obligations...................................... 59
         (d)      Welfare Plans............................................. 60
         (e)      Benefit Plans............................................. 60
         (f)      Indemnification........................................... 61

10.      Conditions Precedent to the Obligation of Buyer.................... 61
         (a)      Representations and Warranties............................ 62
         (b)      Covenants and Agreements.................................. 62
         (c)      Opinion of Counsel........................................ 62
         (d)      Legal Proceedings......................................... 62
         (e)      FCC License Modification.................................. 63
         (f)      Transition Agreement...................................... 63
         (g)      Consents Obtained......................................... 63
         (h)      Mutual Release............................................ 63
         (i)      Data Max II (with COM.) Distributor Agreement............. 64

11.      Conditions Precedent to the Obligation of Seller................... 64
         (a)      Representations and Warranties............................ 64
         (b)      Covenants and Agreements.................................. 64
         (c)      Opinion of Counsel........................................ 65
         (d)      Legal Proceedings......................................... 65
         (e)      FCC License Modification.................................. 65
         (f)      Transition Agreement...................................... 65
         (g)      Mutual Release............................................ 65
         (h)      H-S-R Determination....................................... 65
         (i)      Consents Obtained......................................... 66
         (j)      Certificate of Hughes Electronics Corporation............. 66

12.      Finder's Fees, Brokers............................................. 66

13.      Waiver of Compliance with Bulk Transfer Laws....................... 66

14.      Survival of Representations and Warranties......................... 67

15.      Indemnification.................................................... 68
         (a)      Indemnification by Seller................................. 68
         (b)      Indemnification by Buyer.................................. 69
         (c)      Exclusivity............................................... 70
         (d)      Notice of Circumstance.................................... 71
         (e)      Certain Limitations....................................... 73
         (f)      Survival of Indemnification Obligations................... 74

16.      Termination; Effect of Termination................................. 75
         (a)      Termination............................................... 75
         (b)      Effect of Termination..................................... 75

17.      Miscellaneous...................................................... 76
         (a)      Costs Incident to Preparation of Agreement................ 76
         (b)      Parties in Interest....................................... 76
         (c)      Casualty.................................................. 77
         (d)      Assignment; Successors and Assigns........................ 77
         (e)      Notices................................................... 77
         (f)      Waiver; Remedies.......................................... 79
         (g)      Entire Agreement.......................................... 79
         (h)      Amendment................................................. 80
         (i)      Counterparts.............................................. 80
         (j)      Governing Law............................................. 80
         (k)      Disclosure Schedule....................................... 80
         (l)      Captions, Currency........................................ 80
         (m)      Publicity................................................. 81
         (n)      No Representations or Warranties.......................... 81
         (o)      Severability.............................................. 82
         (p)      Dispute Resolution Procedures............................. 82
         (q)      Definition of "Knowledge"................................. 82
         (r)      Guarantee of Buyer's Performance.......................... 83


Annex I - Dispute Resolution Procedures

                              ASSET SALE AGREEMENT


     ASSET SALE AGREEMENT, dated as of November 22, 1996 ("Agreement"), by and among ROCKWELL COLLINS, INC., a Delaware corporation ("Seller"), AMERICAN MOBILE SATELLITE CORPORATION, a Delaware corporation ("Parent"), and AMSC SUBSIDIARY CORPORATION, a Delaware corporation ("Buyer").

                              W I T N E S S E T H :
     WHEREAS, Seller, through its Intelligent Transportation Systems segment (and its predecessors), has engaged and is engaged in the Rockwell Land Transportation Electronics' Mobile Communications Satellite Service business through which Seller sells mobile messaging hardware and services to commercial trucking fleets;

     WHEREAS, Seller desires to sell and Buyer desires to purchase the service portion (but not the manufacturing portion as hereinafter described) of the Rockwell Land Transportation Electronics' Mobile Communications Satellite Service business which sells mobile messaging and global positioning monitoring systems and services for surface transportation to commercial trucking fleets (the "Business");

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to sell and Buyer desires to purchase the Assets (as hereinafter defined); and

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to transfer and Buyer desires to assume the Assumed Liabilities (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, Buyer and Parent do each hereby agree as follows:

1.   Assets to Be Acquired.
     ---------------------

     (a) Subject to the terms and conditions set forth herein, on the Closing Date (as defined in Section 4) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to all of the assets, rights, contracts, leases and agreements (tangible and intangible, wherever located) used primarily in or relating primarily to the Business (other than the Retained Assets, as defined in Section 1(b)), free and clear of any lien, security interest, pledge, mortgage, charge, restriction, claim, retention of title agreement or other encumbrance of whatever nature ("Lien") other than Permitted Liens (as defined in Section 5(e)) as the same shall exist on the Closing Date, including, without limitation:

             (i) Rockwell Base Station;  LESs;  Tangible Assets.  All
                 ----------------------------------------------
         machinery,   fixtures,   equipment,   packing   materials,
         laboratory  equipment  and   supplies,  computers,
         computer systems and computer support equipment and all other tangible personal property described on Schedule 1(a)(i) all of which items are located at Seller's Cedar Rapids facility;

             (ii) Records.  All  financial,  accounting  and operating  data
                  -------
         and records within the last five years or otherwise reasonably available (other than such data and records (A) which relate to Retained Assets or (B) which relate to employees of Seller other than the Continued Employees (as defined in Section 9(a)), including, without limitation, all books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs and payroll and personnel records of all Continued Employees;

              (iii) Certain Intellectual  Property. All commercial and technical
                    ------------------------------
         information, including engineering, production and other designs, drawings, specifications, formulas, technology, computer programs, software, processes and proprietary information, trade secrets, copyrights and know-how, including, without limitation, those relating to the Super C protocol;

              (iv)  Contracts.   All  leases,  license  agreements,
                    ---------
         contracts,  agreements,   sale  orders,   purchase  orders,
         open  bids  and  other  commitments  set  forth  on
         Schedule  5(f) or  not  required to be set forth  on Schedule

         5(f) pursuant to the terms of Section 5(f) (collectively, the "Contracts");

              (v)   Prepaid Items.  All prepaid expenses,  deposits and
                    -------------
         retentions, including those held by third parties under the Contracts;

              (vi)  Licenses, etc.  All licenses, franchises, permits,
                    -------------
         authorizations and approvals to the extent the same are transferable;

              (vii) Goodwill.  Any and all goodwill and going concern value,
                    --------
         if any, of the Business;

              (viii) Trademarks.  All marks  and any  rights  therein  listed on
                     ----------
         Schedule 1(a)(viii) to the extent that such marks have acquired any trademark or service mark status, together with the goodwill, if any, of the Business connected with the use of, and symbolized by, the marks;

              (ix)  Inventions.  All  patents,  patent applications, inventions,
                    ----------
         innovation disclosures and mask work registrations listed on Schedule 1(a)(ix);

              (x)   Causes of Action.  All choses in action, causes of action,
                    ----------------
         rights of recovery, rights of set-off, rights of recoupment and claims;

              (xi)  Breach of Warranty Claims.  Any and all rights or claims
                    -------------------------
         of Seller arising out of the breach of any express or implied warranty by unaffiliated third-party manufacturers or sellers of any of such Assets or any component part thereof; and

              (xii) Mobile  Terminal  Intellectual  Property.  Seller  shall at
                    ----------------------------------------
         Closing transfer to Buyer all of Seller's existing intellectual property relating to the manufacture of mobile terminals or authorization of the manufacture of mobile terminals by a third party. The assets to be sold, conveyed, assigned, transferred and delivered by Seller to Buyer pursuant to this Agreement are hereinafter collectively referred to as the "Assets". The Assets will include all additions to and replacements of any of the items described in this Section 1(a) in accordance with this Agreement between the date of this Agreement and the Closing Date, and will exclude all deletions, sales or other disposals of any of the foregoing in accordance with this Agreement between the date of this Agreement and the Closing Date.

     (b) Notwithstanding anything contained herein to the contrary, the Assets to be sold, conveyed, assigned, transferred and delivered by Seller to Buyer hereunder shall not include any of Seller's right, title and interest in and to the following (collectively, the "Retained Assets"):

             (i) to the extent not covered by Section 1(a)(v), all cash, cash equivalents, bank accounts and bank account credit balances, deposits, funds, securities, short-term investments, certificates of deposit, notes, checks, drafts and similar instruments;

              (ii)  all  accounts   receivable,   notes   receivable  and  loans
         receivable outstanding on the Closing Date, together with all claims and offsets thereto;

              (iii) except as permitted by Section 8(g), the marks or names "Rockwell", "Rockwell International", "Collins", "Collins Avionics", Seller's corporate logo or any other trademarks, trade names or service marks of Seller, its subsidiaries or its affiliates, or any applications or registrations thereof;

               (iv) except as permitted by Section 8(g), all marks and any rights therein other than those listed on Schedule 1(a)(viii) to the extent that such marks listed on Schedule 1(a)(viii) have acquired any trademark or service mark status;

               (v) other than those listed on Schedule 1(a)(ix), all patents, patent applications, inventions, innovation disclosures and mask work registrations, provided that Seller hereby grants Buyer a worldwide non-exclusive royalty-free, irrevocable license under any intellectual property rights now in existence, or later coming into existence based on patent applications, included in Retained Assets necessary to carry on the Business as constituted on the effective date of this Agreement;

               (vi) all pension plan and other benefit plan assets relating to present or former employees of Seller including, without limitation, Continued Employees (as hereinafter defined);

               (vii) all policies of insurance, fidelity, surety or similar bonds and the coverages afforded thereby;

               (viii) all rights to refunds of all Federal, state, local or foreign income and franchise Taxes (as defined in Section 8(f)(ii)) and all other taxes and all assessments, including, without limitation, gross receipts, property, sales, use or other taxes and estimated taxes relating thereto (and interest and penalties thereon) actually paid or payable by Seller with respect to all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that begins before but has not ended by the Closing Date;

               (ix) all licenses or rights of Seller, its subsidiaries or its affiliates (with respect to the Business) under any intellectual property of third parties which cannot be sublicensed or transferred by Seller (without any action by or cost to Seller) in connection with the sale or transfer of the Business all of which are set forth on Schedule 1(b)(ix);

               (x) except as and to the  extent  expressly  provided  in
         Section 8(l), all inventory constituting work-in-process, raw materials, parts, stores, spare parts, repair parts, components, accessories and supplies (the "Closing Date Parts Inventory"); and

               (xi) any matters relating to exploratory discussions conducted by Seller concerning the potential development, manufacture and/or sale of mobile terminals in India.

     (c) Except as provided in this Agreement or the Transition Agreement (as hereinafter defined), Buyer expressly acknowledges that the Business does not include, and Seller is not selling, conveying, assigning, transferring or delivering to Buyer, and that Buyer is not purchasing or acquiring from Seller any assets used in or relating to the manufacturing portion of the Rockwell Land Transportation Electronics' Mobile Communications Satellite Service business which for the purposes of this Agreement and the Transition Agreement shall mean any and all operations, wherever located, relating to or associated with the development, design, construction, assembly, or production, of any and all mobile radio communications system hardware, including, but not limited to, multi-mode mobile terminals, or any part, piece, portion, component, or segment thereof, or of any and all hardware for the interface/integration of mobile messaging with on-board computing and monitoring systems, or any part, piece, portion, component, or segment thereof. Buyer expressly acknowledges that the Business does not include, and on the Closing Date Seller is not selling, conveying, assigning, transferring or delivering to Buyer, and  that Buyer is not  purchasing  or  acquiring  from  Seller any assets used in or relating to the manufacturing portion (other than the intellectual property being transferred from Seller to Buyer as provided in this Agreement) of the Rockwell Land Transportation Electronics' Mobile Communications Satellite Service business located at (i) Seller's Cedar Rapids facility and (ii) Rockwell International Corporation's ("Rockwell") El Paso, Texas manufacturing facility, including, without limitation, the machinery, fixtures, equipment, and other tangible personal property described on Schedule 1(c) (collectively, the "Excluded Manufacturing Equipment"). Such Excluded Manufacturing Equipment shall be conveyed to Buyer in accordance with the Transition Agreement.

     (d) Buyer expressly acknowledges that, except to the extent provided in this Agreement or the Transition Agreement with respect to the intellectual property being transferred from Seller to Buyer, the Business does not include, and that Seller is not selling, conveying, assigning, transferring or delivering to Buyer, and that Buyer is not purchasing or acquiring from Seller, any of Seller's right, title and interest in and to any or all of the assets, rights, contracts, leases and agreements used in or relating to any of the following businesses of Seller, its subsidiaries or its affiliates: (i) "FleetMaster";
(ii) Railroad Electronics; (iii) trucking On Board Computing (including, without limitation, "TripMaster"); (iv) Integrated Local Governments Systems (including, without limitation, "TransitMaster" and "TransMaster"); (v) Transportation Systems (including, without limitation, "TraffiCam"); (vi) Driver

Information Systems (including, without limitation, "PathMaster"); (vii) Agricultural GPS (including, without limitation, "Vision System(TM)"); (viii) handheld GPS (including, without limitation, "PLGR" and "SOLGR"); (ix) satellite phone (including, without limitation, "SEC*SAT"); (x) military; and (xi) avionics businesses and any prior, existing or future satellite or other communications capability or service relating to any such business (collectively, the "Excluded Businesses"). None of the assets, rights, contracts, leases or agreements used in or relating to any such business are used primarily in or relate primarily to the Business.

     (e) EXCEPT TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN ARTICLES 5,8 AND 15, BUYER EXPRESSLY UNDERSTANDS AND AGREES THAT THE ASSETS ARE BEING ACQUIRED BY BUYER "AS IS", "WHERE IS", WITH AND SUBJECT TO ALL FAULTS AND DEFECTS THEREIN AND WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EITHER EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

     (f) Seller shall deliver to Buyer at the Closing (as defined in Section 4) such bills of sale and instruments of transfer as shall reasonably be requested by Buyer to effect or evidence the sale, conveyance, assignment, transfer and delivery of the Assets to Buyer.

     (g)  Anything   contained   herein   to   the  contrary  notwithstanding,
this Agreement shall not constitute an agreement to assign any Contract or license if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof, violate any applicable law or in any way impair the rights of Seller or Buyer thereunder. Seller shall, prior to the Closing, use its reasonable efforts (it being understood that such efforts shall not include any requirement of Seller or any of its subsidiaries or its affiliates to expend money or offer or grant any financial accommodation to any third party, except as and to the extent provided in Section 8(k)) as requested by Buyer, and Buyer shall cooperate in all reasonable respects with Seller, to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey to Buyer the Assets. If such consent is not obtained or if an attempted assignment would be ineffective, would violate any applicable law or would impair Seller's or Buyer's rights under any such Contract or license so that Buyer would not receive all such rights, then (x) Seller shall use its reasonable efforts (it being understood that such efforts shall not include any requirement of Seller or any of its subsidiaries or its affiliates to expend money or offer or grant any financial accommodation to any third party, except as and to the extent provided in Section 8(k)) to provide or cause to be provided to Buyer the benefits of any such Contract or license and Seller shall promptly pay or cause to be paid to Buyer, when received, all moneys received by Seller with respect to any such Contract or license and (y) to the extent that Seller provides to Buyer the benefits of any Contract or license, Buyer shall pay, perform and discharge on behalf of Seller all of Seller's debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof.

2. Liabilities to Be Assumed.
   -------------------------

     (a) Subject to the terms and conditions set forth herein, in consideration for the sale, conveyance, assignment, transfer and delivery of the Assets to Buyer, on the Closing Date Seller shall assign, convey and transfer to Buyer, and Buyer shall assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all of Seller's debts, liabilities, obligations and commitments arising out of or relating to the Assets or the Business of any kind, character or description, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise, whether presently in existence or arising hereafter (other than the Retained Liabilities as defined in Section 2(b)), including, without limitation, any such debts, liabilities, obligations and commitments arising under or relating to any Contract (including, without limitation, any warranty obligation in respect thereof), except as expressly provided herein or in the Transition Agreement.

              (i) Parent and Buyer expressly understand and agree that any obligation or liability relating to the manufacture, after the Closing, by anyone other than Seller of mobile terminals or other hardware (including component parts of mobile terminals that anyone other than Seller assembles or manufactures) in connection with the Business (including, without limitation, all product liability claims that arise from, and all supply contracts for component parts to which Seller is not a party, relating to such manufacture of mobile terminals) shall for the purposes of this Agreement constitute Assumed Liabilities, as defined in clause (ii) below; and

              (ii) The liabilities and obligations to be assumed by Buyer pursuant to this Agreement, including, without limitation, the liabilities and obligations described in clause (i) above, are hereinafter collectively referred to as the "Assumed Liabilities".

     (b) Notwithstanding anything contained herein to the contrary, Seller expressly understands and agrees that the following obligations of Seller (the "Retained Liabilities") shall be excluded from the Assumed Liabilities:

              (i) any Tax liability of Seller for any Tax period or portion thereof ending on or prior to the Closing Date;

              (ii)  any liability arising out of or relating to a Retained
         Asset;

              (iii) any and all obligations arising out of or relating to the Product Sales Agreement dated December 20, 1994 by and between Motorola, Inc. and Seller;

              (iv) any and all debts, liabilities, obligations and commitments of Seller of any kind, character or description whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise, whether presently in existence or arising hereafter not arising out of or not relating to the Assets;

               (v) any obligation or liability relating to the manufacture by Seller of mobile terminals or other hardware (including component parts of mobile terminals that Seller assembles or manufactures) in connection with the Business (including, without limitation, all supply contracts for component parts of mobile terminals and product liability claims that arise from such manufacture);

               (vi) any termination liability arising out of or relating to the exercise by any customer of its termination protection provision, in accordance with the terms and conditions set forth therein, of any Contract identified on Section III of Schedule 5(c);

               (vii) any liability arising out of or relating to any of the Excluded Businesses;

               (viii) any other liabilities and obligations expressly retained by Seller under this Agreement; and

               (ix) any and all obligations arising out of or relating to the Mobile Satellite Communications Agreement, dated May 8, 1992, as amended, between Rockwell
         International  Corporation  and  CRST,  Inc.   (the  "CRST

         Agreement"); provided, however, that such obligations shall cease being a Retained Liability upon the execution and delivery of a reasonably acceptable Novation Agreement by and among Rockwell, Seller, CRST, Inc. and Buyer with respect to the CRST Agreement (the "CRST Novation Agreement").

Seller  shall  remain  liable  for all  Retained  Liabilities  and  shall pay or
discharge,   as  and  when  the  same  become  due  and  payable,  the  Retained
Liabilities.

     (c) Buyer shall execute and deliver to Seller at the Closing such written instruments of assumption as shall reasonably be requested by Seller to effect or evidence the assumption by Buyer of the Assumed Liabilities.

3.   Closing Consideration.
     ---------------------

     In consideration for the sale, conveyance, assignment, transfer and delivery of the Assets at the Closing, Buyer shall assume the Assumed Liabilities.

4.   Closing.
     -------

     The Closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities (the "Closing") will take place at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, at 10:00 a.m. New York time on November 22, 1996 or at such other place, date and time as the parties hereto may agree (such time and date of the Closing being herein called the "Closing Date"). The

Closing shall be deemed to be effective at 11:59 p.m. on the Closing Date.

5.   Representations and Warranties of Seller.
     ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

     (a)  Corporate  Organization.  Seller is a corporation  duly  incorporated,
          -----------------------
validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate the Assets where such Assets are now owned, leased or operated. Seller is duly licensed and qualified to do business and is in good standing in all jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on (i) the business, operations or condition (financial or otherwise) of the Business or the Assets or (ii) the ability of Seller to consummate the transactions contemplated by this Agreement or the Transition Agreement (each of (i) or (ii) a "Material Adverse Effect").

     (b) Corporate  Authorization.  Seller has  all  requisite  corporate power
         ------------------------
and authority to execute and deliver this Agreement and the Transition Agreement and to perform its obligations hereunder and thereunder. This Agreement, the Transition Agreement and all instruments of transfer to be delivered by Seller pursuant hereto and thereto have been or will be duly authorized by all necessary corporate action on behalf of Seller. This Agreement and the Transition Agreement constitute legal, valid and binding obligations of Seller, and all instruments of transfer to be delivered pursuant hereto and thereto, when executed and delivered, will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

     (c)  No  Violation  or  Conflict.   None  of  the  execution,
          ---------------------------
delivery or performance of this Agreement or the Transition Agreement by Seller will (i) conflict with the Certificate of Incorporation or By-Laws of Seller or
(ii) violate, conflict with, result in a breach of, or entitle any party to accelerate the performance of any Contract (other than with respect to consents to the transactions contemplated hereby under Contracts) material mortgage, indenture, deed of trust, license, lease, contract, commitment, loan agreement or agreement to which Seller is a party or any material law, rule, regulation, order, ruling, decree, judgment or arbitration award to which Seller (with respect to the Business or the Assets) is subject, except for such violations, conflicts and breaches subject to this clause (ii) which individually or in the aggregate would not have a

Material Adverse Effect. Except as set forth on Schedule 5(c), no consent, approval or authorization of any person, partnership, corporation or other entity is required under any Contract set forth on Schedule 5(f) in connection with the sale of the Assets as contemplated hereby or the execution and delivery of this Agreement or the Transition Agreement or the consummation by Seller of the transactions contemplated hereby and thereby, other than any such consent which if not obtained would not have a Material Adverse Effect and any such consent that is applicable as a result of the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged, other than the Business.

     (d)  Consents, Approvals or Authorizations.  Except as set forth on
          -------------------------------------
Schedule 5(d), no material consent, approval or authorization of, filing or registration with, or notification to, any governmental or regulatory authority or agency, domestic or foreign (a "Governmental Authority") is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the Transition Agreement by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, other than any such requirement that is applicable to Buyer as a result of the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged, other than the Business.

     (e)     Title.  Seller (with  respect  to  the  Business) owns  all  the
             -----
Assets, free and clear of any Lien, except for those (i) referred to in the Schedules, (ii) for Taxes not yet due or payable, (iii) that constitute mechanics', carriers', workers' or other like liens or (iv) that neither individually nor in the aggregate are material to the Business or the Assets in character, amount or extent (the Liens described in clauses (i), (ii), (iii) and (iv) above are collectively referred to herein as "Permitted Liens").

     (f)    Contracts.
            ----------
            (i) Schedule 5(f) sets forth all (A) Contracts to which Seller (with respect to the Business) is a party or by which Seller or the Assets may be bound or affected (other than binding open bids and proposals) which are in effect on the date hereof and expressly provide for aggregate future payments (other than warranty and other contingent payments) to or from Seller (with respect to the Business) of more than Twenty-Five Thousand Dollars ($25,000) and (B) executory written binding open bids and proposals by Seller or by which Seller or the Assets may be bound or affected (with respect to the Business) which are in effect on the date hereof and expressly contemplate aggregate future payments (other than warranty and other contingent payments) to Seller (with respect to the Business) of more than Twenty-Five Thousand Dollars ($25,000), except those Contracts described in clause (A) or

         (B) above that may be canceled by Buyer without material penalty upon not more than 90 days' notice.

             (ii) Except as set forth on Schedule 5(f), on the date hereof, to Seller's knowledge, there are no (A) defaults or threatened defaults on the part of Seller under the provisions of any Contracts set forth on
         Schedule 5(f) or (B) defaults or threatened defaults on the part of the other party or parties under the provisions of any Contracts set forth on Schedule 5(f), except in either case (I) for defaults which individually or in the aggregate would not have a Material Adverse Effect and (II) that in order to avoid a default under such Contracts the consent of the other party or parties thereto may be required in connection with the transactions contemplated hereby, which consents are set forth on Schedule 5(d).

             (iii) Except as set forth on Schedule 5(f), each Contract is a valid, legal and binding obligation of Seller, and to Seller's knowledge, of the other parties thereto, and no defenses, offsets, or counterclaims thereto have been asserted, and to Seller's knowledge, there does not exist any condition which, after notice or lapse of time or both, would be a valid basis for the assertion by any party thereto of any such defense, offset or counterclaim.

     (g) Compliance with Laws.
         --------------------

             (i)   To  Seller's knowledge, except as set forth on
         Schedule  5(g),  Seller (with  respect to the Business
         and the Assets) is in compliance with all laws, statutes and regulations (other than Environmental Laws) of Governmental Authorities applicable to it, except where the failure to so comply would not have a Material Adverse Effect.

             (ii) To Seller's knowledge, Seller has obtained, and now maintains as currently valid and effective, all permits (all of which are listed on Schedule 5(g) hereto) required under the Environmental Laws (the "Environmental Permits") in connection with the operation of the Business. To Seller's knowledge, except as set forth in Schedule 5(g), in connection with Seller's operation of the Business, Seller is in compliance with all material terms and conditions of the Environmental Permits and all applicable Environmental Laws.

              (iii) To Seller's knowledge, Seller has provided to Buyer all material information and communications (whether from a Governmental Authority, employer or other person) in its possession or control relating to the Business regarding alleged or suspected noncompliance with any Environmental Laws or Environmental Permits or alleged or suspected liability under any Environmental Laws.

              (iv) To Seller's knowledge, except as disclosed on Schedule 5(g), there are no material environmental liens or other encumbrances on any of the properties owned or leased by the Seller in connection with the operation of the Business, and no government actions have been taken or are in process which are reasonably likely to subject any of such properties to such liens or other encumbrances, and Seller would not be required to place any notice or restriction relating to the presence of Materials of Environmental Concern at any property owned or leased by it in any deed to such property that is or was used in connection with the operation of the Business.

              (v) To Seller's knowledge, except as set forth in Schedule 5(g), there is no Environmental Claim arising from the operation of the Business pending or, to Seller's knowledge, threatened against Seller.

              (vi) To Seller's knowledge, except as set forth in Schedule 5(g), there are no past or present actions, activities, circumstances, conditions, events or incidents relating to the operation of the Business, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against Buyer or the Assets.

              (vii) Definitions.  For purposes of this Agreement, the terms
                    -----------
         listed below shall have the following meanings:

                    (A)   "Claims"  shall  mean  all  actions,  causes
                           ------
         of  action,   suits,  debts, dues, sums of money,  accounts,
         reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities and demands whatsoever, in law or equity.

                    (B)   "Environmental Claim" means any Claim, investigation
                           -------------------
         or notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (x) the presence, release or threatened release into the environment of, or human exposure to, any Material of Environmental Concern at any location, whether or not owned or operated by Seller or (y) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

                    (C)   "Environmental Laws" shall mean all Federal, state
                           ------------------
         and local laws (including common law), statutes,  rules,   regulations
         and  ordinances   (including  any  amendments   thereto),   including,
         but  not  limited  to,  the  Comprehensive   Environmental  Response,
         Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Sec. 9601
         et seq., and the Resource Conservation and Recovery Act, 42 U.S.C.
         -- ---
         Sec. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
                   -- ---

         Sec. 1251 et seq., the Clean Air Act, 42 U.S.C. Sec. 1857 et seq., and
                   -- ---                                          -- ---
         the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., orders,
                                                               -- ---
         decrees, plans, codes, judgments, injunctions, notice or demand letters, prohibitions, obligations, schedules, timetables, standards, conditions or requirements issued, entered, approved or promulgated thereunder, relating to pollution or protection of human health or the environment, including laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern in, into, onto or upon the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, collection, accumulation, storage, disposal, transport, or handling or Materials of Environmental Concern.

                    (D)   "Materials of Environmental Concern"  shall  mean all
                           ----------------------------------
         chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. Sec. 9601(14)), or solid or hazardous wastes as now or hereafter defined under any Environmental Laws.

     (h) Permits.   Schedule  5(h)  sets  forth  all  governmental  franchises,
         -------
licenses, permits, authorizations and approvals necessary to enable Seller to own, lease or otherwise hold the Assets and to carry on the Business as presently conducted, other than any such franchises, licenses, permits, authorizations or approvals which if not obtained would not have a Material Adverse Effect.

     (i)  Litigation.  Except as set forth on Schedule  5(i), on the date hereof
          ----------
Seller is not a party to any legal action, suit or other proceeding by or before any court, arbitrator or administrative agency (A) which would, if determined adversely, individually or in the aggregate, have a Material Adverse Effect or
(B) which challenges or otherwise relates to the transactions contemplated by this Agreement or the Transition Agreement, and on the date hereof Seller is not aware that any such legal action, suit or other proceeding has been threatened. Except as set forth on Schedule 5(i), on the date hereof there are no outstanding orders, rulings, decrees or judgments to which Seller (with respect to the Business) is a party, or by which it is bound, by or with any court, arbitrator or administrative agency which could (x) reasonably be expected to have a Material Adverse Effect or (y) challenge or otherwise relate to the transactions contemplated by this Agreement or the Transition Agreement.

     (j)  Intellectual  Property.  Except as set forth on Schedule  5(j), on the
          ----------------------
date hereof, to Seller's knowledge, there are no material written claims or demands of any person pertaining to, or any proceedings which are pending or threatened which allege that the conduct of Seller regarding any Assets infringes the intellectual property rights of others.

     (k)  Conduct of  Business  Since  October  1, 1996.  Except as set forth on
          ---------------------------------------------
Schedule 5(k), since October 1, 1996 to the date hereof the Business has been conducted in the ordinary course.

     (l) Employees. On the date hereof there is no labor strike or work stoppage
         ---------
pending or, to Seller's knowledge, threatened against Seller (with respect to the Business) which would have a Material Adverse Effect. No Continued Employee is entitled to the benefits of any collective bargaining agreement or other labor union contract.

     (m) Employee  Benefit Plans.  Schedule 5(m) hereto sets forth each material
         -----------------------
pension, retirement, profit-sharing, deferred compensation, stock bonus or other similar plan; each material medical, vision, dental or other health plan; each material vacation, severance or life insurance plan and any other material employee benefit plan to which Seller on the date hereof is required to contribute in respect of the Business, or which Seller on the date hereof sponsors for the benefit of any employees of Seller engaged in the Business or under which current employees (or their beneficiaries) of Seller engaged in the Business are on the date hereof eligible to receive benefits. Seller does not participate in a "multiemployer plan" in respect of the Business as defined in
Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (n) Sufficiency of Assets.  The  Assets  constitute,  and  on  the
         ---------------------
Closing Date will constitute, substantially all of the assets (other than the Closing Date Parts Inventory) that are necessary for the conduct by Buyer of the Business in substantially the same manner as the Business is being conducted on the date hereof.

     (o) Absence of Changes. Except as disclosed in Schedule 5(o), since October
         ------------------                         -------------
1, 1996, there has not been:

              (i) any sale, lease, transfer, pledge, encumbrance, or assignment of any Assets, tangible or intangible, other than in the ordinary course of business, or any damage, destruction or loss, whether or not covered by insurance, which has had or would have a Material Adverse Effect on the Business taken as a whole;

              (ii) any entry into any agreement, commitment or transaction by Seller with respect to the Business except agreements, commitments or transactions disclosed to Buyer in a Schedule or entered into in the ordinary course of business or as contemplated by this Agreement or the Transition Agreement; or

              (iii) any incurrence of any Assumed Liabilities other than in the ordinary course of business consistent with past practices.

     (p) Statement of Assets and Liabilities and Related Matters.
         -------------------------------------------------------

              (i) Schedule 5(p) is an unaudited Statement of Assets and Liabilities as of September 30, 1996 (the "Statement of Assets and Liabilities"). The Statement of Assets and Liabilities includes only those amounts that relate to the Assets and the Assumed Liabilities. The Statement of Assets and Liabilities accurately presents, in all material respects, the Assets and the Assumed Liabilities as of September 30, 1996 in accordance with the accounting practices and procedures of Seller's Avionics and Communications business. The amounts set forth in the Statement of Assets and Liabilities have been obtained from the books of account and financial records of Seller's Avionics and Communications business relating to the Business. Buyer acknowledges and understands that (A) the amount of the Warranty Reserves reflected on the Statement of Assets and Liabilities in no way limits Buyer's obligations with respect to warranty and repair contained in Section 8(p)(ii) and (B) the Statement of Assets and Liabilities has not been prepared in accordance with Generally Accepted Accounting Principles.

              (ii) To Seller's knowledge, there are no liabilities or obligations with respect to the Assets or the Business except (A) Retained Liabilities, (B) liabilities and obligations which are disclosed in this Agreement and the Schedules or in the Contracts, (C) other liabilities and obligations incurred in the ordinary course of business which individually or in the aggregate would not have a Material Adverse Effect and (D) other liabilities and obligations which are accrued on the Statement of Assets and Liabilities.

6.   Representations and Warranties of Buyer and Parent.
     --------------------------------------------------

     Buyer and Parent hereby represent and warrant to Seller as follows:

     (a) Corporate Organization.  Each of Buyer and Parent is a corporation duly
         ----------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer is a wholly-owned subsidiary of Parent.

     (b) Corporate  Authorization.  Each of Buyer and Parent has all  requisite
         ------------------------
corporate power and authority to execute and deliver this Agreement and the Transition Agreement and to perform its obligations hereunder and thereunder. This Agreement, the Transition Agreement and all instruments of assumption to be delivered by Buyer or by Parent pursuant hereto and thereto have been or will be duly authorized by all necessary corporate action on behalf of Buyer and Parent. This Agreement and the Transition Agreement constitute legal, valid and binding obligations of Buyer and Parent, and all instruments of assumption to be delivered pursuant hereto and thereto, when executed and delivered, will constitute, legal, valid and binding obligations of Buyer and Parent, enforceable against each of them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

     (c) No Violation or Conflict. Except as set forth on Schedule 6(c), none of
         ------------------------
the execution, delivery or performance of this Agreement by Buyer or Parent, the Transition Agreement by Buyer or the consummation by each of them of the transactions contemplated hereby and thereby will (i) conflict with the Restated Certificate of Incorporation or By-Laws of Buyer or Parent or (ii) violate, conflict with, result in a breach of or entitle any party to accelerate the performance of any material mortgage, indenture, deed of trust, license, lease, contract, commitment, loan agreement or agreement to which Buyer or Parent is a party or any material law, rule, regulation, order, ruling, decree, judgment or arbitration award to which each of them is subject which would have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement or the Transition Agreement. None of the execution, delivery or performance of this Agreement by Buyer or Parent, the Transition Agreement by Buyer or the consummation by either of them of the transactions contemplated hereby and thereby will violate, conflict with or result in a breach of any of the documents or instruments relating to Parent's Two Hundred and Twenty-Five Million Dollar ($225,000,000) debt facility with Morgan Guaranty Trust Company of New York and the Toronto Dominion Bank. Except as set forth on Schedule 6(c), no material consent, approval or authorization of any person, partnership, corporation or entity is required in connection with the execution and delivery of this Agreement by Buyer or Parent, the

Transition Agreement by Buyer or the consummation by each of them of the transactions contemplated hereby and thereby.

     (d) Consents, Approvals or Authorizations.     Except  as set forth on
         -------------------------------------

Schedule 6(d), no material consent, approval or authorization of, filing or registration with, or notification to, any Governmental Authority is required by or with respect to Buyer or Parent in connection with the execution and delivery of this Agreement or the Transition Agreement by each of them or the consummation by Buyer and Parent of the transactions contemplated hereby and thereby.

     (e) Litigation. On the date hereof none of Buyer or its subsidiaries or its
         ----------
affiliates (including, without limitation, Parent) is a party to any legal action, suit or other proceeding by or before any court, arbitrator or administrative agency (i) with respect to which there is a reasonable likelihood of an adverse determination which would have a material adverse effect on the ability of Buyer or Parent to consummate the transactions contemplated hereby or
(ii) which challenges or otherwise relates to the transactions contemplated by this Agreement or the Transition Agreement, and on the date hereof neither Buyer nor Parent is aware that any such legal action, suit or other proceeding has been threatened. On the date hereof there are no outstanding orders, rulings, decrees or judgments to which Buyer or any of its subsidiaries or its affiliates (including, without limitation, Parent) is a party or by which any of them is bound by or with any court, arbitrator or administrative agency which could (x) reasonably be expected to have a material adverse effect on the ability of Buyer or Parent to consummate the transactions contemplated hereby or (y) challenge or otherwise relate to the transactions contemplated by this Agreement or the Transition Agreement.

     (f)  Information.  Seller  has  provided  Buyer  with  such  access  to the
          -----------
facilities, books, records and personnel of the Business as Buyer has deemed necessary and appropriate in order for Buyer to investigate to its satisfaction the Business sufficiently to make an informed investment decision to purchase the Assets, to assume the Assumed Liabilities and to enter into this Agreement and the Transition Agreement. Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of the purchase of the Assets and the assumption of the Assumed Liabilities.

     (g) Losses.  Buyer and Parent  acknowledge and understand that the Business
         ------
has historically suffered significant operating losses and that there can be no assurance that such operating losses will not continue after the Closing Date.

7.   Investigation by Buyer; Confidentiality.
     ---------------------------------------

     Prior to the Closing, or, if earlier, the date this Agreement is terminated pursuant to Section 16(a) or otherwise, Seller will provide Buyer and its representatives, employees, counsel and accountants with reasonable access, during normal business hours and upon reasonable notice, to the facilities, books, records and personnel of Seller which relate to the Business and will provide to Buyer such other information with respect to the Business as Buyer shall reasonably request; provided, however, that such access shall not unreasonably interfere with the normal operations of Seller or the Business. Buyer, Parent and Seller acknowledge that all such information being provided is subject to the terms of the Proprietary Information Exchange Agreement dated as of March 4, 1996 between Parent and Seller ("Confidentiality Agreement"), the terms of which are incorporated herein by reference.

8. Covenants.
   ---------

     (a) Conduct of Business Prior to the Closing Date.  Between the date hereof
         ---------------------------------------------
and the Closing, except as set forth on Schedule 8(a) or as otherwise contemplated by this Agreement or with Buyer's prior written consent, Seller will:

              (i) cause the Business to be conducted only in the ordinary course consistent with past practice;

              (ii) cause management of the Business to use reasonable commercial efforts to seek to preserve the business relationships existing between the Business and its employees, customers and others transacting business with the Business;

              (iii) not incur any material obligations or liabilities, absolute or contingent, with respect to the

         Business, except in the ordinary course of the Business consistent with past practice;

              (iv) not enter into any agreement or contract which is material to the business, operations or financial condition of the Business, except in the ordinary course of the Business consistent with past practice;

              (v) not encumber or pledge or otherwise dispose of any of the Assets, except in the ordinary course of the Business consistent with past practice;

              (vi) not take any action which would cause the representations and warranties made by Seller herein not to be true and correct, in all material respects, as of the Closing; and

              (vii) not enter into any agreement or contract which will require an expenditure by Buyer after the Closing in excess of Twenty-Five Thousand Dollars ($25,000) or will obligate Buyer for a time period greater than six (6) months after the Closing.

     (b) Transfer Taxes.  Buyer and Seller shall each be responsible for and pay
         --------------
one-half of all applicable sales and transfer taxes (including taxes, if any, imposed upon the transfer of personal property) and filing, recording, registration and other taxes and fees payable in connection with the transactions contemplated by this Agreement.

     (c) Further  Assurances.  From  time  to  time  after  the
         -------------------
Closing  at  Buyer's  request  and  without further  consideration,

Seller shall execute and deliver or cause to be executed and delivered such other and further instruments of conveyance, assignment and transfer, and take or cause to be taken such other action, including, without limitation, providing access to employees of Seller as Buyer may reasonably request for the more effective conveyance and transfer of the Assets to Buyer, including, without limitation, the recordation, registration and maintenance of such Assets. From time to time after the Closing, at Seller's request and without further consideration, Buyer will execute and deliver such other and further instruments of assumption and take such other action as Seller may reasonably request for the more effective assumption by Buyer of the Assumed Liabilities.

     (d) Post-Closing Access; Preservation of Records.
         --------------------------------------------

              (i) From and after the Closing, Buyer shall make or cause to be made available to Seller and its agents and employees all books, records and documents of Buyer and its subsidiaries and its affiliates relating to the Assets or the operation of the Business prior to the Closing Date (and the assistance of Buyer's and its subsidiaries' and its affiliates' employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary for (A) preparing tax returns and financial statements and responding to tax audits covering operations and transactions at or prior to the Closing Date, (B) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any legal action, suit, investigation or other proceeding pending, threatened or anticipated by or against Seller or any of its subsidiaries or its affiliates or any of their properties, officers, directors or employees (or for which Seller or any of its subsidiaries or its affiliates has any obligations) before any court, arbitrator, governmental department, commission, board, bureau or agency, domestic or foreign, (C) preparing reports to stockholders and Governmental Authorities or (D) such other purposes for which access to such documents is reasonably necessary; provided, however, that access to such books, records, documents and employees shall not unreasonably interfere with the normal operations of Buyer, its subsidiaries and its affiliates and the reasonable out-of-pocket expenses of Buyer incurred in connection therewith shall be paid by Seller. Buyer shall maintain and preserve all such books, records and other documents for the greater of (x) seven (7) years after the Closing Date or (y) any applicable statutory or regulatory retention period, as the same may be extended. In the event Buyer wishes to destroy such books, records and documents after that time, it shall first give ninety (90) days' prior written notice to Seller and Seller shall have the right at its option to take possession of such books, records and documents provided that it does so no later than sixty (60) days after the end of such 90-day period.

              (ii) From and after the Closing, Seller shall make or cause to be made available to Buyer and its agents and employees all books, records and documents of Seller relating to the Business during regular business hours for the same or similar purposes, to the extent applicable, as set forth in Section 8(d)(i) above; provided, however, that access to such books, records and documents shall not unreasonably interfere with the normal operations of Seller and the reasonable out-of-pocket expenses of Seller incurred in connection therewith shall be paid by Buyer. Seller shall maintain and preserve all such books, records and other documents for the greater of (A) seven (7) years after the Closing Date or (B) any applicable statutory or regulatory retention period, as the same may be extended. In the event Seller wishes to destroy such books, records and documents after that time, it shall first give ninety (90) days' prior written notice to Buyer and Buyer shall have the right at its option to take possession of such books, records and documents provided that it does so no later than sixty (60) days after the end of such 90-day period.

               (iii) Each of Seller and Buyer agrees that all information provided to it pursuant to this Section 8(d) shall be treated by such party in the same manner as such party treats its own confidential information.

     (e)  Reasonable  Best  Efforts.  Each of  Seller  and  Buyer  shall use its
          -------------------------
reasonable best efforts to cause to be fulfilled the conditions to their respective obligations and the respective obligations of the other party set forth in Sections 10 and 11.

     (f) Allocation of Consideration.
         ---------------------------

              (i) The Assumed  Liabilities  shall be allocated among the various assets comprising the Assets pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and in accordance with the procedures set forth in Schedule 8(f) (the "Consideration Allocation"). Seller and Buyer each hereby affirms that the Consideration Allocation is fair and equitable. Seller and Buyer each agree that they will report and cause to be reported all Federal, state, provincial, local, foreign and other Tax consequences of the transactions contemplated hereby in a manner consistent with the Consideration Allocation and that they will not, except to the extent required by law, take any position inconsistent therewith in connection with any return, refund claim, litigation or otherwise regarding Taxes. Each party shall promptly notify the other if the Internal Revenue Service or any other taxing authority proposes to reallocate the Consideration Allocation. In the event of a determination (as defined in 1313 of the Code) relating to the reallocation of the Consideration Allocation, the parties shall be free to file amended returns or claims for refund based on such reallocation.

              (ii) For the purpose of this Agreement, "Tax" or "Taxes" shall mean all taxes, charges, duties, fees, levies or other assessments, including, without limitation, income, excise, property, sales, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes imposed by any Governmental Authority, and including any interest, penalties and additions attributable thereto.

     (g) Interim Use of Seller's Trademark, Trade Name and Corporate Symbol.
         ------------------------------------------------------------------

              (i) Following the Closing, none of Buyer or any of its subsidiaries or its affiliates (including, without limitation, Parent) shall have any rights to use any trademarks, trade names or logos of Seller or any of its subsidiaries or its affiliates not included in the Assets, or any contraction, abbreviation or simulation thereof, and will not hold itself out as having any affiliation with Seller or its subsidiaries or its affiliates. However, Buyer may utilize without obligation to pay royalties to Seller the trademark or trade name "Rockwell", "Rockwell International", "Collins" or "Collins Avionics" or any thereof in connection with the category of documents described in clause (ii) constituting Assets as of the Closing Date, subject to the terms and conditions of this

         Section 8(g), and for a period not to exceed six months may refer to such trademarks and trade names in a manner that identifies the Business as comprising the "former Rockwell Land Transportation Electronics' Mobile Communications Satellite Service business."

              (ii) All documents constituting Assets as of the Closing Date within the following categories may be used for the duration of the periods following the Closing indicated below or until the supply is exhausted, whichever is the first to occur:

                                                     Maximum Period
                                                     of Permitted
                                                     Use Following
         Category of Documents                       the Closing
         ---------------------                       ---------------

         A.   Stationery                              3 months
         B.   Invoices, purchase orders, debit and
              credit memos and other similar
              documents of a transactional nature     3 months
         C.   Business cards                          1 month
         D.   Other outside forms such as packing
              lists, labels, packing materials and
              cartons, etc.                           3 months
         E.   Forms for internal use only             6 months
         F.   Product literature                      6 months;

         provided, however, that no document within any of the above category A, B or F may be used by Buyer for any purpose within the stated period unless such document clearly and prominently displays a statement, the form of which is approved by Seller, to the effect that the Business was formerly owned by Seller and disclaiming that either Buyer or Parent has any apparent or actual authority to act as an agent of Seller or otherwise on behalf of Seller in connection with the Business or otherwise.

              (iii) Except (A) as permitted in subsections  (i) and (ii) of this
         Section 8(g), (B) for use in connection with hardware or other products or equipment to be provided by Seller as contemplated by this Agreement or the Transition Agreement, (C) as may be agreed to by Seller and NewEast Wireless Technologies, Inc., and (D) as otherwise contemplated by this Agreement or the Transition Agreement, Buyer shall not use and shall cause its subsidiaries and its affiliates (including, without limitation, Parent) not to use the trademark or trade name "Rockwell", "Rockwell International", "Collins" or "Collins Avionics" or Seller's corporate symbol or any thereof or any name or mark which includes the words "Rockwell", "Rockwell International", "Collins", "Collins Avionics", any name or mark confusingly similar thereto or any special script, type font, form, style, logo, design, device or symbol used or possessed by Seller or its subsidiaries or its affiliates before or after the Closing which contains the trademark or trade name "Rockwell" or "Rockwell International", "Collins", "Collins Avionics" or any name or mark confusingly similar thereto.

     (h)  Performance  by  Buyer  of  Obligations  under  Contracts.
          ---------------------------------------------------------
Except as expressly provided to the contrary in this Agreement, Buyer shall assume as of the Closing Date and shall pay or perform in a timely manner, and in accordance with their terms, any and all obligations under the Contracts.

     (i) Insurance.
         ---------

              (i) Seller shall keep, or cause to be kept, all insurance policies set forth on Schedule 8(i), or suitable replacements therefor (which may include policies containing terms less or more favorable than those set forth on Schedule 8(i)), in full force and effect up to the Closing Date. Buyer hereby understands and agrees that it shall be Buyer's responsibility as of and after the Closing Date to provide for adequate insurance for the Business and the Assets.

              (ii) With respect to any loss,  liability or damage  (other than a casualty loss or damage) with respect to the Assets arising out of events occurring prior to the Closing Date for which Seller or any of its subsidiaries or its affiliates would be entitled to assert a claim for recovery under any third-party "occurrence basis" policy of insurance maintained prior to the Closing Date ("Occurrence Basis Insurance") in accordance with the terms thereof, at the request of Buyer, Seller will use reasonable efforts in asserting, or to assist Buyer in asserting, claims under and, if recoverable, collecting any proceeds payable under such Occurrence Basis Insurance with respect to such loss, liability or damage, provided that all of Seller's out-of-pocket costs and expenses incurred in connection with the foregoing are promptly reimbursed by Buyer and, provided further, that such claims shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligation of Seller or any of its subsidiaries or its affiliates in respect thereof.

              (iii) With respect to any casualty loss or damage with respect to the Assets arising out of events occurring prior to the Closing Date for which Seller or any of its subsidiaries or its affiliates would be entitled to assert a claim for recovery under any Occurrence Basis Insurance in accordance with the terms thereof, at the request of Buyer, Seller will use reasonable efforts in asserting, or to assist Buyer in asserting, claims under such Occurrence Basis Insurance with respect to such loss; provided that all of Seller's out-of-pocket costs and expenses incurred in connection with the foregoing are promptly reimbursed by Buyer and, provided further, that Seller shall reimburse Buyer for the full amount of any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligation of Seller or any of its subsidiaries or affiliates in respect thereof.

     (j) Cash  Management.
         ----------------

              (i) Seller will, and will cause its subsidiaries and its affiliates to, forward promptly by check to Buyer any customer payments in respect of accounts receivable constituting Assets received by Seller or any of its subsidiaries or its affiliates after the Closing Date, whether received in lock boxes, via wire transfer or otherwise. (ii) Buyer will, and will cause its subsidiaries and its affiliates (including, without limitation, Parent) to, forward promptly by check to Seller any customer payments in respect of accounts receivable constituting Retained Assets received by Buyer or any of its subsidiaries or its affiliates (including, without limitation, Parent) after the Closing Date, whether received in lock boxes, via wire transfer or otherwise.

     (k) Consents.
         --------

              (i) Seller shall, prior to the Closing, use its reasonable efforts
         (it being understood that such efforts shall not include any requirement of Seller or any of its subsidiaries or its affiliates to expend money or grant any financial accommodation to any third party except as and to the extent provided in this Section 8(k)), and Buyer shall cooperate in all reasonable respects with Seller, to obtain the consents and waivers necessary to assign to Buyer the Contracts listed on Schedule 8(k).

              (ii) To the extent Seller and Buyer agree to provide to any existing customer of Seller being assigned to Buyer one or more incentives to induce any such customer to grant its consent or waiver to assign its Contract to Buyer in connection with the transactions contemplated hereby, Seller and Buyer shall each be responsible and pay one-half (1/2) of the aggregate cost of providing any such incentive.

     (l) Inventory.
         ---------

              (i) Seller,  at its sole cost and expense,  shall provide to Buyer
         (A) four thousand (4,000) new fully assembled multi-mode mobile terminals (with KDU) and (B) one thousand (1,000) new fully assembled multi-mode mobile terminals (without KDU) (collectively, the "Inventory MTs") bearing the model numbers and conforming to the specifications set forth on Schedule 8(l). Each Inventory MT shall conform to (and where necessary be upgraded by Seller to include, at its sole cost and expense) the Upgrade Obligations (as hereinafter defined). Buyer understands and agrees that all mobile terminals included in finished goods inventory as of the Closing Date as so upgraded shall constitute Inventory MTs. Seller shall utilize only new and not used or refurbished parts or components constituting part of the Closing Date Parts Inventory in connection with its manufacture, production or upgrade of any Inventory MTs.

              (ii) Seller, at its sole cost and expense,  shall provide to Buyer one thousand (1000) fully assembled multi-mode mobile terminals (without KDU) (the "Upgraded Customer Returned Goods") for use by Buyer which shall be upgraded by Seller, at its sole cost and expense, to include the Upgrade Obligations. Buyer agrees that Seller shall utilize components relating to customer returned goods ("Customer Returned Goods") to fulfill its obligations under this clause (ii).

              (iii)  Seller and Buyer  shall agree to a delivery  schedule  (the
         "Delivery Schedule") substantially in accordance with Schedule 8(l)(iii) for the Inventory MTs and the Upgraded Customer Returned Goods within sixty (60) days following the Closing Date. Prior to delivery in accordance with the Delivery Schedule, Seller shall be obligated to store, at its sole cost and expense, all such Inventory MTs and Upgraded Customer Returned Goods. At the request of Buyer, Seller shall be obligated to store, at Buyer's sole cost and expense as set forth in Schedule 8(l)(iii), any such Inventory MTs and Upgraded Customer Returned Goods from and after the scheduled date of their delivery in accordance with the Delivery Schedule; provided, however, Buyer shall remove or cause to be removed all such items at its sole cost and expense no later than June 30, 1998. Any such items so retained by Seller after the scheduled date of their delivery in accordance with the Delivery Schedule shall for the purposes of Section 8(p)(ii) be deemed to be delivered to Buyer in accordance with the Delivery Schedule.

              (iv) Subject to availability, each of Buyer and Seller may, at no cost and expense to such party, utilize any used or refurbished components, including those components relating to Customer Returned Goods returned either prior to or following the Closing Date (other than those necessary to provide the Upgraded Customer Returned Goods), constituting a part of the Closing Date Parts Inventory to the extent required to fulfill its respective repair, warranty and, in the case of Seller upgrade, obligations contained in Section 8(q). Prior to any transfer according to the provisions of Section 8(l)(v), neither party shall be entitled to use any part of Closing Date Parts Inventory for any purpose not related to the Business. Buyer shall have the right to utilize any (i) multi-mode terminals in excess of six hundred and fifty (650) terminals or (ii) satellite only terminals in excess of four hundred and fifty
         (450) terminals for any purpose relating to the Business including, without limitation, for resale or for any use by any existing or new customer without any obligation to reimburse Seller therefor. The amount of excess, if any, of such terminals shall be determined each time Buyer seeks to use any such terminals for any such purpose.

              (v) Seller shall transfer, without additional consideration, to Buyer, free and clear of any Lien (other than Permitted Liens) any Closing Date Parts Inventory remaining after Seller's (A) delivery of all Inventory MTs required by Section 8(l)(i) and (B) completion of its repair, warranty and upgrade obligations contained in

         Section 8(q), and in the case of new components, if any, the completion of Seller's obligations under the Transition Agreement. All shipping and delivery costs incurred in connection with any such transfer shall be the sole responsibility of Buyer.

     (m) Discounted  Satellite  Usage  Fees.  Unless  otherwise  agreed to by a
         ----------------------------------
customer, as an additional inducement for Seller to execute and deliver this Agreement and to consummate the transactions contemplated hereby, Buyer shall charge the customers under the Contracts identified in Schedule 8(m) the discounted satellite usage fees set forth in such Schedule.

     (n) On-Board  Computing.  As soon as  practicable  following  the Closing,
         -------------------
Seller, at its sole cost and expense, shall complete the on-board computing interfaces for Data Max II (with COM.) (which shall include any necessary corresponding upgrades to that customer's Exec 2000) for the customer and the number of such customers' trucks identified in Schedule 8(n), which customer the parties acknowledge has as of the date hereof paid Seller in full for such product upgrade. As soon as practicable following the Closing, Seller, at customer's sole cost and expense, shall offer and, if accepted, deliver and complete the on-board computing interface for Data Max II (with COM.) (which shall include any necessary corresponding upgrades to that customer's Exec 2000) for each of the customers and their respective number of trucks identified in
Schedule 8(n), whom the parties acknowledge have as of the date hereof been offered such product upgrade by Seller. Seller shall be responsible for the warranty and support of the computer interface for Data Max II (with COM.)
products sold to such customers.

     (o) [SECTION INTENTIONALLY LEFT BLANK]


     (p) Upgrade and Warranty Obligations.
         --------------------------------

              (i)   Upgrade Program.  Seller and Buyer shall  undertake an
                    ---------------
         upgrade program for a period of up to eighteen (18) months from the Closing Date for the current software load and other identified issues set forth on Schedule 8(l) ("Upgrade Obligations") for any mobile terminal (except for any mobile terminal in use pursuant to the CRST Agreement) in use by customers of the Business on the Closing Date (the "Fielded MTs"). The following entity shall be responsible for the task or obligation identified below with respect to the upgrade program for the Fielded MTs, which shall include sole responsibility for all costs and expenses incurred in connection with the completion of such task or obligation:

Task/Obligation                                        Responsibility
---------------                                        --------------
Removal/Return                                         Customer
Shipping/Installation
Shipping to Customer                                   Buyer

Configuration                                          Buyer

Repair                                                 Seller for Upgrade
                                                       Obligations identified on
                                                       Schedule 8(l), otherwise
                                                       Buyer

                   Buyer shall be responsible for any and all costs and expenses incurred in connection with the completion of the Removal/Return, Shipping/Installation task or obligation to the extent not paid by any customer.

                  Seller shall have no obligation to upgrade any of the Customer Returned Goods except those which constitute Upgraded Customer Returned Goods as provided in Section 8(l)(ii).

              (ii) Warranty. Seller shall, at its sole cost and expense, warrant each Inventory MT in accordance with the warranty policy set forth on
         Schedule 8(p) for a period of 12 months from the date of each unit's delivery to Buyer in accordance with the Delivery Schedule; provided, however, Seller's warranty obligations contained in this Section 8(p)(ii) shall terminate with respect to all the Inventory MTs on or before June 30, 1999 notwithstanding the delivery date therefor. Subject to Seller's obligation to perform the upgrade program for Fielded MTs contained in Section 8(p)(i), and its warranty obligations with respect to (A) Inventory MTs contained in Section 8(p)(ii) and (B) Manufactured MTs (as defined in the Transition Agreement), Buyer shall, at its sole cost and expense, assume all warranty and repair obligations with respect to any Fielded MTs, Inventory MTs and Manufactured MTs, including, without limitation, all warranty and repair obligations arising under or relating to any Contract.

     (q) Non-Compete.
         -----------

              (i) Seller covenants that, for a period of three years after the Closing Date, neither it nor any entity now or hereafter controlled by Seller will, directly or indirectly, enter into or acquire control of more than a 5% interest in any business engaged in (A) the sale of satellite mobile messaging services for commercial trucking fleets or
         (B) except as provided in this Agreement or in the Transition Agreement, the sale of satellite only or multi-mode mobile terminals for commercial trucking fleets which are substantially identical as a whole in design, form, fit and function to the Inventory MTs or Manufactured MTs; provided, however, that if Seller acquires control of any business having any operations engaged in such services during such three year period, it shall divest such operations as promptly as practicable and in any event not later than one year following such acquisition. The covenant contained in this clause (i) shall not preclude any of the Excluded Businesses from providing any service (including, without limitation, any prior, existing or future satellite or other communications capability or service) to the extent that such service does not include the sale of satellite mobile messaging services for commercial trucking fleets. For purposes of this Section, On Board Computing services are not considered to be services presently sold by the Business.

              (ii) Seller acknowledges that in the event of its breach of the foregoing covenant, money damages would be an inadequate remedy. Accordingly, without prejudice to the rights of Buyer to seek such damages or other remedies available to it, Buyer may seek, and Seller acknowledges and covenants that it will not contest the appropriateness and availability of, injunctive or other equitable relief in any proceeding which Buyer may bring to enforce the foregoing covenant not to compete on its express and explicit terms. No waiver of any breach of the foregoing covenant shall be implied from any forbearance or failure of Buyer to take action thereon.

              (iii)  Seller  and Buyer  agree  that,  if any  provision  of this
         Section 8(q) should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, however, that to the extent any such provision may be made valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, Seller and Buyer agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction.

                                (iv) The covenants contained in this Section 8(q) shall be construed and enforced independently of any other provision of this Agreement or any other understanding or agreement between the parties, and the existence of any claim or cause of action of Seller against Buyer, of whatever nature, shall not constitute a defense to the enforcement against Seller of the covenants contained herein.

     (r) Intercompany  and   Intracompany   Accounts.   All  intercompany  and
         -------------------------------------------
intracompany accounts with respect to the Business shall be cancelled without payment by either Buyer or Seller as of the Closing Date.

     (s) Right of Payment Offset. Buyer shall be entitled to offset,  dollar for
         -----------------------
dollar, the first Five Hundred and Twenty Seven Thousand Dollars ($527,000) of any amounts owed to Seller pursuant to the terms of this Agreement or the Transition Agreement. Any amount not offset by June 30, 1998 shall promptly be paid in cash to Buyer.

     (t) Non-Solicitation.  From the date of this Agreement  until the Closing,
         ----------------
Buyer, Parent and Seller each agree, and shall use its respective best efforts to cause its respective affiliates', officers, directors, employees and agents not to, solicit or encourage, directly or indirectly, in any manner any discussion with, or furnish or cause to be furnished any information to, any person other than Seller, Buyer or Parent in connection with, or negotiate for or otherwise pursue, the sale of the Assets or the Business or any material portion thereof or the mobile messaging service business and assets of Buyer, or any material portion thereof, as the case may be.

     (u) Audited  Financial  Statements.  Seller shall provide Deloitte & Touche
         ------------------------------
LLP access to the books, work papers, records and personnel of Seller and its affiliates with respect to the Business in connection with, and shall use reasonable best efforts to facilitate, Deloitte & Touche LLP's work in connection with its preparation of and delivery to Buyer within sixty (60) days after the Closing of any financial statements (including an opinion of Deloitte & Touche LLP thereon) with respect to the Business required by Rule 3-05 of Regulation S-X of the Securities Exchange Act of 1934, as amended, including, without limitation, (i) the execution of and delivery to Deloitte & Touche LLP of a standard engagement letter and (ii) the provision of any necessary management representation letters to Deloitte & Touche LLP as may be reasonably requested by Deloitte & Touche LLP in connection therewith. Buyer acknowledges and agrees that Seller is engaging Deloitte & Touche LLP on behalf of Buyer for administrative purposes only in an effort to facilitate the preparation of such financial statements and that Seller has no obligation in connection with the delivery thereof or otherwise in connection therewith except to the extent expressly set forth herein. Buyer shall be solely responsible for the preparation and delivery of such financial statements, including, without limitation, for all fees and disbursements of Deloitte & Touche

LLP and Buyer's independent auditors incurred in connection therewith.

     (v) Novation of Customer  Contracts.  Buyer shall use its  reasonable  best
         -------------------------------
efforts to terminate each Contract in accordance with its terms or to enter into a novation agreement with respect to each of the Contracts listed in Section I of Schedule 5(f) (Customer Contracts) prior to or at the expiration of the existing term of each such Contract whereby Seller shall be released from its obligations under each such Contract.

     (w) Grant of Intellectual Property License to Seller. Immediately following
         ------------------------------------------------
the Closing, Buyer hereby grants Seller and its affiliates, a nonexclusive, world-wide royalty-free, irrevocable license under all intellectual property rights transferred to Buyer under this Agreement, including patents later issuing on patent applications or innovation disclosures to permit Seller and its affiliates (i) to practice fully such intellectual property rights in any field of use except such uses which would violate the Non-Compete covenant of
Section  8(r) herein and (ii) to perform its  obligations  under the  Transition
Agreement, including, without limitation, its obligations with respect to Manufactured MTs; provided, however, that such license shall not include (x) all marks and any rights therein listed on Schedule 1(a)(viii) to the extent that such marks have acquired any trademark or service mark status, together with the goodwill, if any, of the Business connected with the use of, and symbolized by, the marks and (y) patents or other Assets covering or constituting the Super C protocol. Such license shall be non-sublicensable and non-transferable except that it may be transferred to a purchaser of all or substantially all of the assets of the business of Seller or any of its affiliates. Seller shall, and shall cause its affiliates to, hold all intellectual property subject to the license granted hereunder confidential in the same manner as Seller or its affiliates treats its own confidential or proprietary information.

     (x) Sharing of Service Fees.
         -----------------------
              (i) Buyer shall remit to Seller Twenty-Five percent (25%) of any service fees received by Buyer pursuant to the Mobile Communications System Purchase Agreement, dated October 19, 1995, as amended, between Buyer (as successor-in-interest to Rockwell) and West Side Unlimited Corp. ("West Side") for the two year period following the Closing Date;

              (ii) Buyer shall remit to Seller (A) Nine Dollars ($9.00) per mobile terminal per month for which service fees have been received for such month and (B) an additional twenty-five percent (25%) of the remaining service fees retained by Buyer pursuant to the CRST Agreement, as amended by the CRST Novation Agreement;

              (iii) Buyer shall promptly remit any amounts owing pursuant to clauses (i) and (ii) above to Seller quarterly in arrears within thirty
         (30) days following the end of each such quarter. Each such payment shall be accompanied by a certification of Buyer's chief financial officer, controller or assistant controller as to the amounts of all such service fees received during the relevant period and the calculation of the actual amounts being paid;

              (iv) Buyer shall not reduce the amount of the service fees charged for any service to either of the customers described in clauses (i) and
         (ii) above without the prior written consent of Seller; and

              (v) Anything contained herein to the contrary notwithstanding, in the event that West Side properly exercises its satisfaction guarantee on or before December 13, 1996, Buyer's obligation to make any payments pursuant to clauses (i) and (ii) above shall terminate and shall be of no further force and effect and Buyer shall be entitled to retain any service fees received from either customer in total.

9.  Employment Arrangements, Benefits and Pension Plans.
    ---------------------------------------------------

     (a) Employment.  Buyer may offer employment, with at least comparable
         ----------
wages and benefits in the aggregate (without consideration to Seller's pension plans), commencing as of the Closing Date, to any of the employees of Seller listed on Schedule 9(a); provided, however, that nothing contained in this 9(a) is intended to confer upon any employee listed on Schedule 9(a), including, without limitation, any such employee who becomes a Continued Employee, any right to continued employment after evaluation by Buyer or Seller of its respective employment needs after the Closing Date. The employees who accept such an offer of employment by Buyer are herein referred to as "Continued Employees".

     (b) Severance Benefits.
         ------------------

              (i) Seller shall be solely responsible for and shall pay when due all direct and indirect liabilities, claims, losses, damages, costs and expenses in respect of any claim of any employee to whom Buyer may offer employment pursuant to 9(a) and who does not accept such employment, that such employee's employment has been terminated, either voluntarily or involuntarily, in conjunction with the transactions contemplated hereby, including, without limitation, any claim for severance pay, unemployment benefits or any other liabilities, claims, losses, damages, costs and expenses (including interest, penalties and fees of legal counsel), asserted against, imposed upon or incurred by Buyer or any of its subsidiaries or its affiliates (including, without limitation, Parent) or Seller or any of its subsidiaries or its affiliates arising from or relating in any way to such claims (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement or under any Federal, state or local law).

              (ii) Buyer shall be solely  responsible for and shall pay when due all direct and indirect liabilities, claims, losses, damages, costs and expenses in respect of any claim of any Continued Employee that such Employee's employment has been terminated, either voluntarily or involuntarily, at any time after the transactions contemplated hereby, including, without limitation, any claim for severance pay, unemployment benefits or any other liabilities, claims, losses, damages, costs and expenses (including interest, penalties and fees of legal counsel), asserted against, imposed upon or incurred by Buyer or any of its subsidiaries or its affiliates (including, without limitation, Parent) or Seller or any of its subsidiaries or its affiliates arising from or relating in any way to such claims (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement or under any Federal, state or local law).

     (c) Employee  Obligations.
         ---------------------

              (i) Except as set forth in Section 9(b) with respect to severance arrangements, Seller shall be solely responsible for and shall pay when due any liabilities or obligations (including commissions) associated with the employment of any employees of Seller engaged in the Business arising out of any action through the Closing of any kind, character or description, including, without limitation, Seller's obligations with respect to employee benefit plans, accrued vacation/holiday, bonuses, or otherwise; and

              (ii) Except as set forth in Section 9(b) with respect to severance arrangements, Buyer shall be solely responsible for and shall pay when due any liabilities or obligations (including commissions) associated with the employment of any employees of Buyer (including, without limitation, any Continued Employee) engaged in the Business arising out of any action after the Closing of any kind, character or description, including, without limitation, Buyer's obligations with respect to employee benefit plans, accrued vacation/holiday, bonuses, or otherwise.

     (d) Welfare Plans.  Buyer shall grant to each Continued Employee credit for
         -------------
their service with Seller, its subsidiaries or its affiliates prior to the Closing Date under Buyer's welfare benefit plans and shall grant credit for deductibles for 1996 to the extent reasonably available under any relevant plan.

     (e) Benefit  Plans.  Buyer shall,  to the extent  permitted by the relevant
         --------------
plan, grant to each Continued Employee credit under Buyer's benefit plans (including, any pension, savings or retirement plan to the extent permitted under the terms of such plan and consistent with maintaining such plan's ERISA qualification) for purposes of eligibility and vesting (but not benefit accrual) for all service credited to such Continued

Employee under the terms of Seller's benefit plans as of the day prior to the Closing Date.

     (f) Indemnification.
         ---------------

         (i) Buyer shall be responsible for, and indemnify, defend and hold Seller and each of its subsidiaries and its affiliates (including, without limitation, Rockwell) and each of their employees, directors, officers and stockholders (collectively, the "Seller Group") harmless from and against any and all loss, liability, damage or expense, including, without limitation, reasonable fees and disbursements of legal counsel (collectively, "Damages"), based upon, arising out of or otherwise in respect of failure of Buyer to comply with any provision of this Section 9.

         (ii) Seller shall be responsible for, and indemnify, defend and hold Buyer and each of its subsidiaries and its affiliates (including, without limitation, Parent) and each of their employees, directors, officers and stockholders (collectively, the "Buyer Group") harmless from and against any and all Damages, based upon, arising out of or otherwise in respect of any failure of Seller to comply with any provision of this Section 9.

10. Conditions Precedent to the Obligation of Buyer.
    -----------------------------------------------

     The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Buyer, on or prior to the Closing Date, of each of the following conditions:

     (a) Representations  and Warranties.  The representations and warranties of
         -------------------------------
Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specific date and (ii) for the effect of any activities or transactions which are contemplated by this Agreement, and there shall have been delivered to Buyer a certificate to that effect, dated the Closing Date, signed by an Officer of Seller.

     (b) Covenants and Agreements.  Each and all of the covenants and agreements
         ------------------------
of Seller to be performed or complied with prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived and there shall have been delivered to Buyer a certificate to that effect, dated the Closing Date, signed by an Officer of Seller.

     (c) Opinion of Counsel.  Buyer shall have been  furnished an opinion of the
         ------------------
Associate General Counsel or an Assistant General Counsel of Seller, dated the Closing Date.

     (d) Legal  Proceedings.    No  inquiry,  action  or  proceeding
         ------------------
shall   have   been   instituted   which,  in  the  opinion  of
counsel to Buyer, is reasonably likely to result in an adverse determination which would have a material adverse effect on the ability of Buyer or Parent to consummate the transactions contemplated by this Agreement or the Transition Agreement, or to challenge the validity of such transactions or any material part thereof, or resulting in damages being payable by Buyer or Parent on account or as a result thereof.

     (e) FCC License Modification. The Federal Communications Commission ("FCC")
         ------------------------
shall have consented to the modification of Buyer's temporary authority so as to permit the utilization by Buyer of up to thirty-three thousand (33,000) mobile terminals in connection with the Business and Seller shall have surrendered its temporary authority to the FCC in connection with such modification ("Buyer License Modification").

     (f)  Transition  Agreement.  Seller  shall have  executed  and  delivered a
          ---------------------
transition agreement (the "Transition Agreement") with Buyer.

     (g) Consents Obtained. All consents referred to on Schedule 8(k) shall have
         -----------------
been obtained and shall be in full force and effect.

     (h) Mutual  Release.  Buyer shall have been released  from all  contractual
         ---------------
obligations to Seller arising out of or relating to the Satellite Capacity Agreement dated March 30, 1994 by and between Buyer and Seller pursuant to a release (the "Mutual Release") executed between Buyer and Seller.

     (i)  Data Max II (with  COM.)  Distributor  Agreement.  Seller  shall  have
          ------------------------------------------------
executed and delivered a distributor agreement with Buyer.

11. Conditions Precedent to the Obligation of Seller.
    ------------------------------------------------

     The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Seller, on or prior to the Closing Date, of each of the following conditions:

     (a) Representations  and Warranties.  The representations and warranties of
         -------------------------------
Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specific date and (ii) for the effect of any activities or transactions which are contemplated by this Agreement, and there shall have been delivered to Seller a certificate to that effect, dated the Closing Date, signed by the President or a Vice President of Buyer.

     (b) Covenants and Agreements.  Each and all of the covenants and agreements
         ------------------------
of Buyer to be performed or complied with prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived and there shall have been delivered to Seller a certificate to that effect, dated the Closing Date, signed by the President or a Vice President of Buyer.

     (c) Opinion of Counsel.  Seller shall have been furnished an opinion of the
         ------------------
Vice President and General Counsel of Buyer, dated the Closing Date.

     (d) Legal  Proceedings.  No inquiry,  action or proceeding  shall have been
         ------------------
instituted which, in the opinion of counsel to Seller, is reasonably likely to result in an adverse determination which would have a Material Adverse Effect, or to challenge the validity of such transactions or any material part thereof, or resulting in damages being payable by Seller on account or as a result thereof.

     (e) FCC License  Modification.  The FCC shall have  consented  to the Buyer
         -------------------------
License Modification.

     (f) Transition  Agreement.  Buyer  shall have  executed  and  delivered  a
         ---------------------
Transition Agreement with Seller.

     (g) Mutual  Release.  Buyer shall have  executed and  delivered  the Mutual
         ---------------
Release with Seller.

     (h) H-S-R  Determination.  Within sixty (60) days of the Closing Date,
         --------------------
the Board of Directors of Buyer (or the Executive Committee of the Board of Directors) shall have made a good faith determination that the fair market value of the Assets within the meaning of, and as determined in accordance with, Rule
801.10 of the Regulations promulgated under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, is not more than Fifteen Million Dollars ($15,000,000), and at the Closing Buyer shall deliver to the Seller a certification of the President or a Vice President of Buyer to the effect that such timely determination remains in full force and effect on the Closing Date.

     (i) Consents Obtained. All consents referred to on Schedule 8(k) shall have
         -----------------
been obtained and shall be in full force and effect.

     (j) Certificate  of  Hughes  Electronics  Corporation.  Buyer  shall  have
         -------------------------------------------------
delivered a Certificate of Hughes Electronics Corporation in the form agreed to by the parties.

12. Finder's Fees, Brokers.
    ----------------------

     Seller represents and warrants to Buyer that it has not authorized any person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it. Buyer represents and warrants to Seller that it has not authorized any person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it.

13. Waiver of Compliance with Bulk Transfer Laws.
    --------------------------------------------

     The parties hereby waive compliance with the provisions of any bulk transfer laws which may be applicable to the transactions contemplated by this Agreement, the Transition Agreement and the transactions contemplated hereby and thereby. Seller shall indemnify, defend and hold the Buyer Group harmless from and against any and all Damages incurred by any member of the Buyer Group based upon, arising out of or otherwise in respect of such noncompliance.

14. Survival of Representations  and Warranties.
    -------------------------------------------
     Each and every representation and warranty of Seller or Buyer contained in this Agreement (other than (i) Seller's representation and warranty with respect to title to the Assets contained in Section 5(e), (ii) Seller's and Buyer's representations and warranties with respect to corporate authorization and enforceability of this Agreement contained in Sections 5(b) and 6(b), respectively, and (iii) Seller's and Buyer's representations and warranties with respect to finder's fees and brokers contained in Section 12), in any Schedule or in any certificate or instrument delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date and shall continue in full force and effect until November 22, 1997 and then terminate and expire with respect to any theretofore unasserted claims arising out of or relating to or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. Seller's and Buyer's representations and warranties with respect to finder's fees and brokers contained in Section 12 and corporate authorization and enforceability of this Agreement contained in Sections 5(b) and 6(b), respectively, or on any related Schedule hereto or in any certificate or document delivered pursuant hereto shall survive the execution and delivery of this

Agreement, the consummation of the transactions contemplated hereby and the Closing Date until all applicable statutes of limitation (including any extension thereof) have expired and then expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations or warranties. The representations and warranties with respect to title contained in Section 5(e) or on any related Schedule hereto or in any certificate or document delivered pursuant hereto shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date without time limitation. This Section 14 shall have no effect upon any other obligation of either Seller or Buyer whether to be performed before, on or after the Closing Date.

15.  Indemnification.
     ---------------

     (a) Indemnification by Seller. Seller shall indemnify,  defend and hold the
         -------------------------
Buyer Group harmless from and against any and all Damages actually incurred by any member of the Buyer Group based upon, arising out of or otherwise in respect of (i) any falsity, breach or inaccuracy of any representation or warranty made by Seller herein or in any certificate or other document delivered pursuant hereto, (ii) any breach or violation of any covenant or agreement of Seller contained herein or in any certificate or other document delivered pursuant hereto or (iii) the Retained Liabilities.

     (b)  Indemnification by Buyer.  Buyer shall indemnify,  defend and hold the
          ------------------------
Seller Group harmless from and against any and all Damages actually incurred by any member of the Seller Group based upon, arising out of or otherwise in respect of (i) any falsity, breach or inaccuracy of any representation or warranty made by Buyer herein or in any certificate or other document delivered pursuant hereto, (ii) any breach or violation of any covenant or agreement of Buyer contained herein or in any certificate or other document delivered pursuant hereto, (iii) the Assumed Liabilities and (iv) any claims or demands of, or any proceeding by or on behalf of INMARSAT against Seller or any member of the Seller Group regarding INMARSAT's alleged ownership of the Standard C protocol in connection with the Business, including, without limitation, any such claim, demand or proceeding relating to the use of Standard C in the Fielded MTs, the Inventory MTs and the Manufactured MTs. Without the prior written consent of Buyer or Parent, neither Seller nor any member of the Seller Group shall communicate with INMARSAT or INMARSAT's counsel or representatives concerning the use by Buyer, any member of the Buyer Group, Seller or any member of the Seller Group of the Standard C protocol except in the case that any member of the Seller Group is required (by oral questions, interrogatories, request for information or other documents in legal proceedings, subpoena, civil investigative demand or other similar process) to communicate or otherwise disclose any such matter. In the event that Seller or any member of the Seller

Group is requested or required (by oral questions, interrogatories, request for information or other documents in legal proceedings, subpoena, civil investigative demand or other similar process) to so communicate with INMARSAT or INMARSAT's counsel or representatives, Seller shall provide Buyer with prompt written notice of any such request or requirement so that Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this restriction. If, in the absence of a protective order or other remedy or the receipt of a waiver by Buyer, Seller or any member of the Seller Group is nonetheless, in the written opinion of Seller's counsel, legally compelled to so communicate with INMARSAT or INMARSAT's counsel or representatives or else stand liable for contempt or suffer other censure or penalty, Seller or such member of the Seller Group may, without liability hereunder, communicate to INMARSAT or INMARSAT's counsel or representatives to the extent such counsel advises such communication is legally required. In such event, to the extent possible, Seller will cooperate with Buyer to respond to such requirements in a manner consistent with Buyer's interests, but subject to all legal requirements.


     (c) Exclusivity.  Each of Buyer,  Parent and Seller acknowledges and agrees
         -----------
that its sole and exclusive remedy with respect to any and all claims for damages covered by the indemnification provisions in Sections 15(a)(i) and 15(b)(i), as the case may be, shall be pursuant to the indemnification provisions set forth in this Section 15. In furtherance of the foregoing, each of Buyer, Parent and Seller hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its respective subsidiaries or its affiliates may have against the other party or such other party's subsidiaries or its affiliates or any other member of the Seller Group or Buyer Group, as the case may be, arising under or based upon any Federal, state or local statute, law, ordinance, rule, regulation or common law or at equity but only to the extent they relate to the matters described in the immediately preceding sentence.

     (d) Notice of Circumstance. Promptly after receipt by any member of the Buyer Group or the Seller Group of notice of any action, proceeding, claim or potential claim or discovery by any member of the Buyer Group or the Seller Group of any facts (any of which is hereinafter individually referred to as a "Circumstance"), which could give rise to a right to indemnification pursuant to any provision of this Agreement, such person (the "Indemnified Party") shall give the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing the Circumstance in reasonable detail. If notice of a Circumstance is not given to the Indemnifying Party within a sufficient period of time or in sufficient detail to apprise the Indemnifying Party of the nature of the Circumstance (in each instance taking into account the facts and circumstances with respect to such Circumstance), the Indemnifying Party shall not be liable to the Indemnified

Party to the extent that the Indemnifying Party's position is actually prejudiced as a result thereof. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any Circumstance involving the asserted liability of the Indemnified Party. If any Indemnifying Party shall undertake to settle, compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the settlement or compromise of, or defense against, any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In the event that the Indemnifying Party shall so assume such defense, it shall not compromise or settle any such claim, action, or suit unless (i) the Indemnified Party gives its prior written consent, which shall not be unreasonably withheld or (ii) the terms of the compromise or settlement of such claim, action, or suit provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other material obligations or duties on the Indemnified Party, and the compromise or settlement discharges all rights against the Indemnified Party with respect to such claim, action, or suit. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability, provided that the Indemnifying Party shall have the right to have its own counsel control the defense of the Indemnified Party. Under no circumstances shall the Indemnified Party settle or compromise any such asserted liability without the written consent of the Indemnifying Party.

     (e) Certain Limitations.
         -------------------

              (i) Seller shall not be liable to indemnify Buyer for any Damages based upon, arising out of, or otherwise in respect of the matters set forth in Section 15(a)(i) hereof once the aggregate amount of Damages actually paid by Seller to the Buyer Group with respect to such claims exceeds Two Million Dollars ($2,000,000); provided, however, that the limitation contained in this clause shall not apply to any Damages based upon, arising out of, or otherwise in respect of any falsity, breach or inaccuracy of Seller's representation and warranty with regard to title to the Assets contained in Section 5(e).

              (ii) Seller shall not be liable to indemnify Buyer for any Damages based upon, arising out of or otherwise in respect of the matters set forth in Section 15(a)(i) hereof, except to the extent that the aggregate amount of Damages exceeds One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"); provided, however, that once the Threshold Amount has been exceeded the Seller shall be liable for the entire amount of such Damages, including the Threshold Amount.

              (iii) The amount of any Damages for which indemnification is provided under this Agreement shall be net of any amounts recovered or recoverable by the Indemnified Party from third parties (including, without limitation, amounts recovered or recoverable under insurance policies) with respect to such Damages or other liability. Seller and Buyer, as appropriate, shall, or shall cause each Indemnified Party to, use its reasonable best efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Damages for which indemnification is provided under this Agreement.

              (iv) Neither Seller nor Buyer shall have any obligation to indemnify the other or any other persons under this Agreement against, or otherwise have any liability under this Agreement with respect to, lost profits or consequential damages.

     (f)   Survival  of   Indemnification   Obligations.   The   indemnification
           --------------------------------------------
obligations for all Damages relating to matters set forth in Sections 15(a)(i) and 15(b)(i) hereof shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date and continue in full force and effect thereafter to the extent set forth in
Section 14 hereof and then expire (other than as set forth in such Section 14) with respect thereto. The indemnification obligations for all Damages related to matters set forth in the other clauses set forth in Sections 15(a) and

15(b) hereof shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date and continue in full force and effect thereafter without time limitation.

16. Termination; Effect of Termination.
    ----------------------------------

     (a) Termination.  This Agreement may be terminated at any time prior to the
         -----------
Closing:

(i) by mutual  written  consent of
Seller  and  Buyer;

(ii) by Buyer if, as of the time of the Closing, the conditions specified in Section 10 have not been satisfied and shall not have been waived by Buyer;

(iii) by Seller if, as of the time of the Closing, the conditions specified in Section 11 have not been satisfied and shall not have been waived by Seller; or

(iv) by either party hereto if the Closing does not occur on or prior to December 15, 1996; provided, however, that the party seeking termination pursuant to clauses (ii), (iii) and (iv) is not in breach of its representations, warranties, covenants or agreements contained in this Agreement.

     (b)  Effect  of  Termination.  In the  event  of the  termination
          -----------------------
of this Agreement pursuant to Section 16(a), this Agreement, other than with respect to Sections 7, 12, 17(a) and 17(m), which shall continue in effect, shall thereafter become void and have no effect, and without any liability on the part of either party or its subsidiaries or its affiliates or any other member of the Seller Group or the Buyer Group in respect thereof, except that nothing herein will relieve either party from liability for any breach of this Agreement.

17. Miscellaneous.
    -------------

     (a) Costs Incident to Preparation of Agreement. Seller and Buyer shall each
         ------------------------------------------
pay, without right of reimbursement from the other, all costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement are consummated, including, without limitation, fees and disbursements of legal counsel, accountants and consultants employed by the respective parties hereto in connection with the transactions contemplated by this Agreement.

     (b) Parties in  Interest.  This  Agreement  is binding  upon and is for the
         --------------------
benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person (including, without limitation, any Continued Employee), firm, corporation or other entity not a party hereto, and no person (including, without limitation, any Continued Employee), firm, corporation or other entity other than the parties hereto or their respective successors and permitted assigns shall acquire or have any right, remedy or claim under or by virtue of this Agreement, except that members of the Buyer Group and the Seller Group shall be entitled to the rights to indemnification provided to the Buyer Group and the Seller Group, respectively, hereunder.

     (c) Casualty.  Subject to the  provisions of Section 8(i), if, prior to the
         --------
Closing, any Assets or a portion thereof are damaged or destroyed by fire or other casualty, Buyer shall not have the option to cancel and rescind this Agreement but shall be obligated to consummate the transactions contemplated hereby without adjustment in the closing consideration except that Buyer shall be entitled to all of Seller's right, title and interest in and to any award from any insurance proceeds with respect thereto, provided, however, that Buyer will have the option to cancel and rescind this Agreement if such damage or destruction has had or could reasonably be expected to have a Material Adverse Effect.

     (d)  Assignment;  Successors  and Assigns.  Neither  Seller nor Buyer shall
          ------------------------------------
convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that Buyer may freely assign any and all of its rights, obligations and interests hereunder to a wholly-owned subsidiary of Parent, provided that Parent shall not be released from its obligations under this Agreement, including, without limitation, its guarantee obligations set forth in Section 17(r).

     (e) Notices.    All  notices or other  communications  required
         -------
or permitted to be given hereunder shall be in writing and shall be delivered by hand, telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service (and shall be deemed given when so delivered by hand or telecopied, or, if mailed, three days after mailing (one business day in the case of express mail or overnight courier service)) addressed as follows:


                  If to Seller:

                  Rockwell International Corporation
                  2201 Seal Beach Boulevard
                  Seal Beach, California 90740-8250
                  Attention: William J. Calise, Jr., Esq.
                             Senior Vice President,
                             General Counsel and Secretary

                  with a copy to:

                  Rockwell International Corporation
                  Collins Commercial Electronics
                  400 Collins Road NE
                  Cedar Rapids, IA 52489
                  Attention: Thomas G. Manor, Esq.
                            Assistant General Counsel

                  and

                  Battle Fowler LLP
                  Park Avenue Tower
                  75 East 55th Street
                  New York, New York  10022
                  Attention: David E. Eagan, Esq.

                  If to Buyer or Parent:

                  American Mobile Satellite Corporation
                  and AMSC Subsidiary Corporation
                  10802 Parkridge Blvd.
                  Reston, VA  20191-5416
                  Attention: Randy S. Segal, Esq.
                             Vice President and General Counsel
                  with a copy to:

                  Arnold & Porter
                  Thurman Arnold Building
                  555 Twelfth Street, N.W.
                  Washington, D.C.  20004-1202
                  Attention: Robert B. Ott, Esq.

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 17(e) by any party hereto to the other party hereto.

     (f)  Waiver;  Remedies.  No delay on the part of either  Buyer or Seller in
          -----------------
exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Buyer or Seller of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

     (g) Entire  Agreement.  This  Agreement,  the Transition  Agreement and the
         -----------------
Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and this Agreement, the Transition Agreement and such Confidentiality Agreement supersede all prior agreements or understandings of the parties relating thereto, including, without limitation, the non-binding Letter of Intent dated October 1, 1996 by and between Parent and Seller.

     (h)  Amendment.  This  Agreement may be modified or amended only by written
          ---------
agreement of the parties hereto.

     (i) Counterparts.  This  Agreement  may  be  executed  in  any  number  of
         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

     (j) Governing  Law.  This  Agreement  shall be governed  and  construed in
         --------------
accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     (k) Disclosure Schedule.  All Schedules referred to herein are contained in
         -------------------
the Disclosure Schedule to be delivered at Closing (the "Disclosure Schedule"). Matters disclosed by Seller to Buyer pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all Sections of this Agreement to the extent this Agreement requires such disclosure.

     (l) Captions,  Currency.  All section titles or captions  contained
         -------------------
in this Agreement or in any item contained in the Disclosure Schedule referred to herein, and the Table of Contents to this Agreement, are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references herein to numbered sections are to Sections of this Agreement and all references herein to Schedules are to Schedules contained in the Disclosure Schedule. Unless otherwise specified, all references contained in this Agreement or in any Schedule referred to herein, or in any instrument or document delivered pursuant hereto, to dollars shall mean United States Dollars.

     (m) Publicity. No press release or announcement concerning the transactions
         ---------
contemplated hereby shall be issued by any party without the prior consent of the other parties, except as such release or announcement may be, in the opinion of the disclosing party's legal counsel, required by law, rule or regulation, including the rules of a stock exchange or automated trading market on which or in which such disclosing party's securities are traded, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.


     (n) No  Representations  or  Warranties.  Buyer  acknowledges  that none of
         -----------------------------------
Seller or any of its subsidiaries or its affiliates or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Seller, the Business, the Assets or the Assumed Liabilities not included in this Agreement or the Schedules, and none of Seller, any of its subsidiaries or its affiliates or any other person will have or be subject to any liability to Buyer, any of its subsidiaries or its affiliates or any other person resulting from the distribution to Buyer or Buyer's use of, any such information. Buyer further acknowledges that, except as expressly set forth in this Agreement or the Schedules contained in the Disclosure Schedule, there are no representations or warranties of any kind, expressed or implied, with respect to Seller, the Business, the Assets or the Assumed Liabilities.

     (o) Severability.  If any provision of this Agreement or the application of
         ------------
any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     (p) Dispute Resolution Procedures.  All disputes relating to or arising out
         -----------------------------
of any provision of the Agreement shall be resolved pursuant to procedures set forth in Annex I to this Agreement, the terms of which are incorporated herein by reference.

     (q)  Definition  of  "Knowledge".  For  the  purposes  of  this  Agreement,
          ---------------------------
"knowledge" or "aware of" or a similar phrase with respect to Seller shall mean the actual knowledge of the persons listed on Schedule 17(q) ("Seller's Representatives") and not any constructive or imputed knowledge of Seller or any of its subsidiaries or its affiliates or any of their directors, officers, employees or agents.

     (r) Guarantee of Buyer's  Performance.  As an  additional  inducement  for
         ---------------------------------
Seller to execute and deliver this Agreement and to consummate the transactions contemplated hereby Parent, for itself and its successors-in-interest and assigns, hereby guarantees the full and faithful performance and observation by Buyer under this Agreement or the Transition Agreement, of all of the representations, warranties, covenants, conditions and agreements in this Agreement or the Transition Agreement, provided to be performed and observed by Buyer without requiring any notice of nonpayment, nonperformance or non-observance or proof of notice or demand whereby to charge Parent therefor, all of which Parent hereby expressly waives. Parent expressly agrees that the Buyer may, without notice to the undersigned, modify the Agreement or the Transition Agreement, and grant extensions and concessions to Seller in respect thereof without in any manner affecting the liability of the undersigned hereunder. This Guarantee shall remain in effect notwithstanding any bankruptcy, reorganization or insolvency of Parent, Buyer or any successor or assignee thereof, or any disaffirmance or abandonment by a trustee thereof. Parent hereby waives notice of acceptance of this Guarantee. Parent shall have any defense to the performance of this Guarantee that would be available to Buyer in connection with its obligations under this Agreement and the Transition Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                             ROCKWELL COLLINS, INC.


                            By:     /s/ L.A. Erickson
                                    Name:  L.A. Erickson
                                    Title: Assistant Treasurer

                            AMERICAN MOBILE SATELLITE CORPORATION


                            By:     /s/ Gary M. Parsons
                                    Name:  Gary M. Parsons
                                    Title: President and Chief Executive Officer

                           AMSC SUBSIDIARY CORPORATION


                            By:     /s/ Gary M. Parsons
                                    Name:  Gary M. Parsons
                                    Title: President and Chief Executive Officer

                                     ANNEX I



                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------

                     Negotiation -- Mediation -- Arbitration


     This Annex I to the Asset Sale Agreement dated as of November 22, 1996 (the "Agreement") by and between ROCKWELL COLLINS, INC., a Delaware corporation ("Seller"), and AMERICAN MOBILE SATELLITE CORPORATION, a Delaware corporation ("Parent") and AMSC Subsidiary Corporation, a Delaware corporation ("Buyer") sets forth the procedures for resolving disputes relating to or arising out of any provision of the Agreement, as prescribed pursuant to Section 17(p) thereof. This Annex forms a part of the Agreement, and all terms used herein that are defined in the Agreement shall have the respective meanings ascribed to them therein unless otherwise defined herein, and this Annex is subject to the provisions of the Agreement.

     (i) In the event of any dispute between Buyer and Seller or any member of the Buyer Group or the Seller Group relating to or arising out of any provision of the Agreement, each party shall promptly designate one or more representatives and the respective representatives of the parties shall meet promptly in an effort to resolve the dispute extrajudicially.

     (ii) If the dispute is not resolved as a result of such meeting, the dispute shall be referred to a member of the respective senior managements (which shall mean President or any Vice President of Seller who shall be empowered to act on behalf of Seller and the President or any Vice President of Buyer who shall be empowered to act on behalf of Buyer) within ten days after the meeting prescribed in paragraph (i).

     (iii) A member of the senior management of each party shall meet to attempt to resolve the dispute within thirty (30) days after the dispute has been referred to them as prescribed in paragraph (ii).

     (iv) Prior to the meeting of the members of the senior managements of the parties, the parties shall exchange written summaries of the issues and the underlying evidence relating to the dispute. The disputing party shall submit its written summary to the other party not less than twenty (20) days before the meeting of the senior management. This submission shall set forth the basis of the dispute and identify the member of its senior management authorized to resolve the dispute on its behalf. Within ten days thereafter, the other party shall submit its written summary to the disputing party. This submission shall respond to the matters raised in the written summary provided by the disputing party and identify the member of the senior management of the other party authorized to resolve the dispute on its behalf.

     (v) If the dispute is not resolved by the senior management of each party, the parties shall appoint a neutral advisor who shall, within sixty (60) days after his appointment, submit to the parties a non-binding written opinion which addresses the merits of each party's position and assesses which party is likely to prevail at a trial on the merits, setting forth findings of fact and conclusions of law in support thereof.

     (vi) The parties shall exchange names of potential neutral advisors and select from this pool a mutually acceptable candidate. If the parties cannot agree on the selection of a neutral advisor, the Center for Public Resources, New York, New York U.S.A. ("CPR") or its designee (or if the CPR shall decline to do so, any judge or retired judge of the federal courts in the State of New
York) shall select a neutral advisor from among the Judicial Panelists of the CPR Legal Program and the retired judges of the federal or state courts in the State of New York.

     (vii) The parties shall enter into an agreement with the neutral advisor prohibiting any ex parte contacts with the neutral advisor without the explicit consent of the other party and requiring the neutral advisor to treat any information conveyed to him as confidential and prohibit his disclosure of any confidential or trade secret information. Such agreement shall also provide that the neutral advisor will be disqualified as a trial witness, consultant or expert for any party, and that his advisory opinion of the likely outcome of any litigation of the dispute is inadmissible for any purpose.

     (viii) Ten days after the neutral advisor has been designated, each party shall submit to the neutral advisor, as well as to the other party, a concise written statement summarizing the issues and underlying evidence supporting its position.

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     (ix) The neutral advisor may in his sole  discretion  conduct a mini-trial, under such rules of procedure as he shall prescribe and as shall be reasonably acceptable to the parties, at which the parties shall present their respective positions on the disputes. If the neutral advisor wishes to consult with the parties on any issue relating to the dispute prior to the mini-trial, he shall outline his general areas of inquiry and, on agreement by both parties, he may submit written questions jointly to the parties. The parties shall respond to these questions in writing and shall provide each other with a copy of any such response.

     (x) The fees and expenses of the neutral advisor shall be apportioned equally between the parties to the dispute.

     (xi) Ten days after the neutral advisor issues his opinion to the parties, members of the senior management shall meet again in an attempt to resolve the dispute.

     (xii) If the good faith attempts to resolve the dispute stated in paragraphs (i), (iii) and (xi) are unsuccessful, the parties shall submit such dispute to arbitration. Such arbitration shall be conducted in accordance with the rules of the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by three arbitrators, of whom each party shall appoint one. Any arbitrator not appointed by a party shall be selected from the CPR Panels of Distinguished Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.,

Sections 1-16, and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York. The arbitrators are not empowered to award damages in excess of actual damages, including punitive damages. The arbitrators shall make written findings of fact and conclusions of law, and the decision of the arbitrators shall be final.

     (xiii) Each party shall pay its own expenses of arbitration and the expense of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification under the Agreement or any defense in objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses (including reasonable attorneys' fees and disbursements) of the other party and of the arbitrators against the party raising such unreasonable claim, defense or objection.

     (xiv) All deadlines specified in this Annex I may be extended by mutual agreement.



                                      -5-

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